Exhibit 10.5

As of June 28, 2005

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Roth Capital Partners, LLC

24 Corporate Plaza

Newport Beach, CA 92660

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder and director of Boulder Specialty Brands, Inc. (the “Company”), in consideration of Roth Capital Partners, LLC (“Roth Capital”) entering into an engagement letter (“Engagement Letter”) to underwrite an initial public offering of the securities of the Company (“IPO”) and proceeding with the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) all other shares of common stock then owned by him, whether purchased in or after the IPO, in favor of a Business Combination, as a result of which the undersigned acknowledges and agrees that he will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any other shares of common stock owned by him.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned (i) will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable, (ii) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Account (as defined in the Engagement Letter) as a result of such liquidation with respect to his Insider Shares (“Claim”), (iii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company except as and to the extent an agreement is otherwise disclosed in the Company’s registration statement relating to the IPO or as described in paragraph 5 below, and (iv) will not seek recourse against the Trust Account for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, those opportunities to acquire an operating company the undersigned reasonably believes are suitable opportunity for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned may have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Roth Capital that the business combination is fair to the Company’s stockholders from a financial perspective.

5. None of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. None of the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees to serve as a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Roth Capital and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s Questionnaire previously furnished to the Company and Roth Capital is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a member of the board of directors of the Company.

10. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Roth Capital and its legal representatives or agents (including any investigative search firm retained by Roth Capital) any information they may have about the undersigned’s background and finances (“Information”). Neither Roth Capital nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11. As used herein, (i) a “Business Combination” shall mean a stock exchange, asset acquisition or similar business combination with an operating business that is in the food and/or beverage industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by Insiders prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock sold as part of the units in the Company’s IPO.

12. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of California or the United States District Court for the Southern District of California, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

GERALD J. LABER
Print Name of Insider

/s/ Gerald J. Laber
Signature

EXHIBIT A

Gerald J. “Bud” Laber has been a member of our board of directors since June 2005. He has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen & Co. Mr. Laber was a partner with Arthur Andersen from 1980 to 2000 and, with the exception of a leave for military service from 1966 through 1968, was employed by Arthur Andersen from 1965 until retiring in 2000. Mr. Laber is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Since July 2003, he has served as a member of the board of directors and chair of the audit committee of Healthetech, Inc.; since October 2003 on the board of directors and chair of the audit committee of Centennial Specialty Foods Corporation; since January 2004 on the board of directors and as chair of the audit committee of Scott’s Liquid Gold, Inc; since April 2004 on the board of directors and as chair of the audit committee of Spectralink Corporation; since July 2004 on the board of directors and as chair of the audit committee of Qualmark Corporation; and since July 2004 on the board of directors and audit committee of Applied Films Corporation. Each of these companies is publicly traded. Mr. Laber holds a BSBA degree with a major in accountancy from the University of South Dakota, and is a member of the board of directors or trustees of several charitable organizations with offices in the metropolitan Denver, Colorado area.